Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert P. Bauer, James P. Maloney, and Patrick J. Guinee, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to:

1)enable the L.B. Foster Company (the “Company”) to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration of the offer and sale or delivery of shares of common stock of the Company to be issued under the L. B. Foster Company 2006 Omnibus Incentive Plan (as Amended and Restated), as such plan may be amended and/or restated from time to time (including any amendments thereto or restatements thereof, the “2006 Plan”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of director or officer of the Company to any registration statement on Form S-1 or Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the 2006 Plan, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

2)enable the Company to comply with the Securities Act and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the Securities Act of the offer and sale or delivery of shares of common stock of the Company to be issued under the L.B. Foster Company 401(k) and Profit Sharing Plan (together with interests in such plan) (the “401(k) Plan”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of director or officer of the Company to any registration statement on Form S-1 or Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the 401(k) Plan (or interests in such 401(k) Plan), or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he/she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The execution of this Power of Attorney is not intended to, and does not, revoke any prior powers of attorney. This Power of Attorney may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert P. Bauer	President, Chief Executive Officer and Director	July 27, 2018
Robert P. Bauer	(Principal Executive Officer)

/s/ James P. Maloney	Senior Vice President, Chief Financial Officer, and Treasurer	July 27, 2018
James P. Maloney	(Principal Financial Officer)

/s/ Todd M. James	Controller	July 27, 2018
Todd M. James	(Principal Accounting Officer)

/s/ Lee B. Foster II	Chairman of the Board and Director	July 27, 2018
Lee B. Foster II

/s/ Dirk Jungé	Director	July 27, 2018
Dirk Jungé

/s/ Diane B. Owen	Director	July 27, 2018
Diane B. Owen

/s/ Robert S. Purgason	Director	July 27, 2018
Robert S. Purgason

/s/ William H. Rackoff	Director	July 27, 2018
William H. Rackoff

/s/ Suzanne B. Rowland	Director	July 27, 2018
Suzanne B. Rowland

/s/ Bradley S. Vizi	Director	July 27, 2018
Bradley S. Vizi